Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102168, 333-102171, 333-130940, 333-105387, 333-145653, 333-152015 and 333-159929) of Angeion Corporation and Subsidiaries of our report dated January 27, 2010, relating to the consolidated financial statements, which appears on this annual report on Form 10-K for the year ended October 31, 2009.

/s/ Baker Tilly Virchow Krause, LLP (FKA: Virchow, Krause & Company, LLP)

Minneapolis, Minnesota
January 29, 2010